UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2016

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of Principal Executive Offices)

(856) 291-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2016, Destination Maternity Corporation (the “Company”) announced the hiring of David Stern as the Company’s new Executive Vice President & Chief Financial Officer, effective immediately. Mr. Stern will report directly to Anthony M. Romano, the Company’s Chief Executive Officer, President and Interim Chief Financial Officer, and will serve as the Company’s principal financial officer. In connection with the hiring of Mr. Stern, Mr. Romano will relinquish the title of Interim Chief Financial Officer. These actions (and the arrangements described below) were approved by the Company’s Board of Directors (the “Board”) and its Compensation Committee (the “Committee”). A press release issued by the Company announcing the appointment of Mr. Stern is filed with this Current Report on Form 8-K as Exhibit 99.1.

In connection with Mr. Stern’s appointment as Executive Vice President & Chief Financial Officer, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Stern on July 20, 2016. The key elements of the Employment Agreement are as follows:

(1) Role: As the Company’s Executive Vice President & Chief Financial Officer, Mr. Stern will report directly to the Company’s Chief Executive Officer and will devote substantially all his business time to the Company; provided that he may continue to serve as a member of the Board of Directors of Beck Suppliers, Inc., a privately held petroleum and propane distributor, and as a member of the Executive Committee of the Board of Directors of Camp Ockanickon, a non-profit residential camp for children.

(2) Base Salary: Mr. Stern’s initial annual base salary will be $405,000. Mr. Stern’s base salary will be reviewed annually by the Committee.

(3) Annual Bonus: Mr. Stern’s target annual bonus opportunity is 60% of his annual base salary. His annual bonus will be based on the achievement of corporate and/or individual performance goals, as determined by the Committee. Because Mr. Stern is joining the Company mid-fiscal year, his fiscal year 2016 bonus opportunity will be pro-rated, based on the portion of the fiscal year for which he is employed by the Company.

(4) Auto Allowance: Mr. Stern will be reimbursed for automobile-related expenses of up to $1,000 per month.

(5) Severance Benefits: Upon a termination without cause or a resignation with good reason, Mr. Stern will be entitled to the following severance benefits: (a) payment of any annual bonus otherwise payable (but for the cessation of Mr. Stern’s employment) with respect to any prior year; (b) payment of a pro-rata annual bonus for the year of termination, based on actual performance in that year; (c) salary continuation for 12 months; and (d) group health continuation coverage for 12 months. However, if the severance event occurs within two years after a change in control, then the salary continuation referenced in (c) above will be increased from 12 to 24 months, the group health continuation coverage referenced in (d) above will be increased from 12 to 18 months and Mr. Stern will be entitled to an additional severance benefit equal to his target bonus opportunity for the year of termination, payable over 24 months. Payment of these severance benefits is conditioned on Mr. Stern’s execution of a general release of claims in favor of the Company and its affiliates.

(6) Non-Hire; Non-Solicit; Non-Competition: The Employment Agreement contains certain non-competition and non-solicitation provisions which operate during employment. In addition, these restrictive covenants continue to apply following Mr. Stern’s employment with the Company for: (i) 24 months, following a termination without cause or resignation for good reason that occurs within two years after a change in control; or (ii) 12 months, in all other cases.

(7) Indemnification: The Company will indemnify Mr. Stern against actual, potential or threatened claims or investigations arising from his service as an employee and officer of the Company and its subsidiaries and provide him with the benefit of D&O insurance coverage, in each case in the same manner and to the same extent as provided to other officers and directors of the Company.

(8) Legal Fees: The Company will reimburse Mr. Stern for up to $10,000 in legal fees incurred by him in connection with the negotiation and documentation of these arrangements.

(9) Inducement Equity Awards: To induce Mr. Stern to accept employment with the Company and effective upon commencement of his employment on August 1, 2016, the Board and the Committee approved three equity awards to Mr. Stern as inducement grants outside of the Company’s equity incentive plan, pursuant to Nasdaq Listing Rule 5635(c)(4). These equity awards are otherwise comparable to the annual equity awards made to other executive officers of the Company earlier this year and will have an aggregate fair value for financial accounting purposes on the grant date of $350,000. That fair value will be allocated as follows: 25% to time-vested restricted stock; 50% to a time-vested non-qualified stock option; and 25% to performance-based restricted stock units (collectively, the “Inducement Awards”).

The restricted stock will vest in equal installments over four years. The non-qualified stock option will have an exercise price equal to the fair market value of the Company’s common stock on the grant date and will also vest in equal installments over four years. The performance-based restricted stock units (“PRSUs”) may be earned based on the Company’s achievement of certain earnings targets for the three year period ending with the conclusion of the 2018 fiscal year and subject to Mr. Stern’s continued service to the Company beyond the close of the Company’s 2018 fiscal year, consistent with the PRSUs granted to other named executive officers earlier this year, as described in the Company’s Form 8-K filed on April 12, 2016. A press release issued by the Company disclosing the Inducement Awards is filed with this Current Report on Form 8-K as Exhibit 99.2.

The foregoing descriptions are qualified in their entireties by reference to the full texts of the Employment Agreement and the Company’s forms of the Non-Qualified Stock Option Inducement Award Agreement, Restricted Stock Inducement Award Agreement and Restricted Stock Unit Inducement Award Agreement, which documents are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement dated July 20, 2016 between David Stern and the Company.

10.2	Non-Qualified Stock Option Inducement Award Agreement dated August 1, 2016 between David Stern and the Company.

10.3	Restricted Stock Inducement Award Agreement dated August 1, 2016 between David Stern and the Company.

10.4	Restricted Stock Unit Inducement Award Agreement dated August 1, 2016 between David Stern and the Company.

99.1	Press Release of the Company regarding hiring of David Stern as Chief Financial Officer dated August 1, 2016.

99.2	Press Release of the Company regarding Inducements Awards to David Stern dated August 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: August 1, 2016	DESTINATION MATERNITY CORPORATION

	By:	/s/ Anthony M. Romano
Anthony M. Romano
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement dated July 20, 2016 between David Stern and the Company.

10.2	Non-Qualified Stock Option Inducement Award Agreement dated August 1, 2016 between David Stern and the Company.

10.3	Restricted Stock Inducement Award Agreement dated August 1, 2016 between David Stern and the Company.

10.4	Restricted Stock Unit Inducement Award Agreement dated August 1, 2016 between David Stern and the Company.

99.1	Press Release of the Company regarding hiring of David Stern as Chief Financial Officer dated August 1, 2016.

99.2	Press Release of the Company regarding Inducements Awards to David Stern dated August 1, 2016.